                                        Exhibit 99.1

                              TECHNOLOGY RESEARCH CORPORATION
                    ANNOUNCES RECORD REVENUES FOR THIRD FISCAL QUARTER

CLEARWATER, FLORIDA, February 1, 2005 -- Technology Research Corporation (TRC), (NASDAQ-TRCI)
today announced record quarterly revenues for the third quarter ended December 31, 2004.
Revenues for the quarter were $9,704,795, compared to $5,805,556 reported in the same quarter last year, an increase of 67%. Commercial revenues increased by $4,046,785 and military revenues and royalty income decreased slightly by $116,960 and $30,586, respectively. Net income for the current quarter was $162,913, compared to $680,388, for the same quarter last year, a decrease of 76%. Basic and diluted earnings were $.03 per share for the current quarter compared to basic earnings of $.12 per share and diluted earnings of $.11 per share for the same quarter last year. Net income was negatively impacted during the quarter by higher costs which resulted in lower operating margins.

The major factors impacting the Company’s operating margins during the quarter were (i)
competitive pricing required to capture market share in the new room air conditioning (“RAC”)
market; (ii) higher than planned startup expenses in Honduras and at three Far East contract manufacturers to produce the new Fire Shield® LCDI Power Cords for use on room air conditioners; and (iii) significant additional freight costs, which the Company incurred to meet its RAC customers’ delivery requirements.

Mr. Kendall, President and Chief Executive Officer, commented, “As was stated in an earlier release, we are pleased with the sales effort in penetrating this new room air conditioner opportunity. However, the timing and customization of RAC orders and the implementation and coordination of bringing multiple manufacturing locations on line, in a compressed time frame, have presented start up challenges that, to date, have negatively impacted our operating profits on these products. Monthly shipments are increasing as we enter the fourth fiscal quarter, ending March 31, 2005. The Company believes it is better positioned to perform more efficiently for this application in the fourth quarter and ensuing years. As a result, we expect strong fourth quarter revenue growth, exceeding third fiscal quarter record revenues, and we remain encouraged that earnings per share will exceed the comparable quarter last year.” He added, “Aside from the important room air conditioning opportunity, we are pleased to see that our core commercial business is experiencing a strong growth year and our military business continues to be steady.”

The Company's operating revenues for the nine-month period ended December 31, 2004 were
$23,905,266, compared to $17,678,125 reported in the same period of the prior year, an increase of 35%. Net income for the nine-month period was $1,154,628, compared to $2,058,348, for the same period in the prior year, a decrease of 44%. Basic earnings were $.20 per share and diluted earnings were $.19 per share for the nine-month period compared to basic earnings of $.37 per share and diluted earnings of $.36 per share for the same period of the prior year. Commercial and military revenues increased by $5,813,976 and $439,642, respectively, and royalty income was down $26,477 for the nine-month period ended December 31, 2004, compared to the same period of the prior year. The increase in commercial revenues was primarily attributed to RAC product shipments and strong growth in the Company’s core commercial business. Military revenues remain steady due to solid demand for its control devices related to the Tactical Quiet Generator (TQG) programs for both existing and new systems.

The third quarter dividend of $.015 per share was paid on January 21, 2005 to shareholders of record on December 31, 2004.

TRC is an internationally recognized leader in electrical safety products that prevent electrocution and electrical fires and protect against serious injury from electrical shock.
Based on its core technology in ground fault sensing, products are designed to meet the needs of the consumer, commercial and industrial markets worldwide. The Company also supplies power monitors and control equipment to the United States Military and its prime contractors.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Some of
the statements in this report constitute forward-looking statements, within the meaning of the
Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934.
These statements are related to future events, other future financial performance or business strategies, and may be identified by terminology such as "may," "will," "should," "expects,"
"scheduled," "plans," "intends," "anticipates," "believes," "estimates," "potential," or
"continue," or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events as well as results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot be assured that future results, levels of activity, performance or goals will be achieved.

                   TECHNOLOGY RESEARCH CORPORATION AND SUBSIDIARY
                    CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)

                                                   Three-months ended
                                          December 31 December 31  September 30
                                              2004        2003        2004
Operating revenues:
  Commercial                              $ 6,822,319   2,775,534   4,232,477
  Military                                  2,879,845   2,996,805   2,832,299
  Royalties                                     2,631      33,217       4,751
                                            9,704,795   5,805,556   7,069,527
Operating expenses:
  Cost of sales                             7,652,981   3,437,637   4,925,848
  Selling, general, and administrative      1,322,936   1,109,686   1,174,214
  Research, development and engineering       565,433     323,173     501,423
                                            9,541,350   4,870,496   6,601,485
    Operating income                          163,445     935,060     468,042
Interest and sundry income                      5,853       4,416       6,650
      Income before income taxes              169,298     939,476     474,692
Income taxes                                    6,385     259,088     156,647
        Net income                        $   162,913     680,388     318,045

Net income per common share:
  Basic                                   $       .03         .12         .06
  Diluted                                 $       .03         .11         .05

Weighted average number of common
shares outstanding:
  Basic                                     5,756,292   5,664,032   5,755,584
  Diluted                                   5,913,005   5,974,485   5,947,031

Dividends paid                            $      .015        .015        .015

                                                     Nine-months ended
                                               December 31      December 31
                                                   2004             2003
Operating revenues:
  Commercial                                  $ 14,830,849        9,016,873
  Military                                       9,014,404        8,574,762
  Royalties                                         60,013           86,490
                                                23,905,266       17,678,125
Operating expenses:
  Cost of sales                                 17,088,245       10,878,635
  Selling, general, and administrative           3,653,948        2,963,136
  Research, development and engineering          1,533,327          959,605
                                                22,275,520       14,801,376
    Operating income                             1,629,746        2,876,749
Interest and sundry income                          19,723            9,439
      Income before income taxes                 1,649,469        2,886,188
Income taxes                                       494,841          827,840
        Net income                            $  1,154,628        2,058,348

Net income per common share:
  Basic                                       $        .20              .37
  Diluted                                     $        .19              .36

Weighted average number of common
shares outstanding:
  Basic                                          5,752,015        5,549,324
  Diluted                                        5,955,391        5,763,281

Dividends paid                                $       .045             .045

                   TECHNOLOGY RESEARCH CORPORATION AND SUBSIDIARY
                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (unaudited)
                                                                       *
                                               December 31          March 31
                   ASSETS                          2004               2004
Current assets:
  Cash and cash equivalents                   $  1,294,821         5,968,122
  Short-term investments                           483,879                 -
  Accounts receivable, net                       6,560,350         3,420,701
  Income taxes receivable                            8,951                 -
  Inventories                                   10,196,290         5,633,177
  Prepaid expenses and other current assets        490,196           206,295
  Deferred income taxes                            254,797           239,169
    Total current assets                        19,289,284        15,467,464

Property, plant and equipment                   13,499,061        10,268,976
  Less accumulated depreciation                  7,819,356         7,203,205
    Net property, plant and equipment            5,679,705         3,065,771

Other assets                                        90,791            38,633
                                              $ 25,059,780        18,571,868

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                      $  5,489,111         1,547,979
  Accrued expenses                                 798,886           767,185
  Dividends payable                                 99,900            99,295
  Income taxes payable                                   -           431,093
  Short-term debt                                2,000,000                 -
  Deferred income                                   10,525            10,525
    Total current liabilities                    8,398,422         2,856,077
Deferred income                                     21,058            28,951
Deferred income taxes                              235,120           235,120
      Total liabilities                          8,654,600         3,120,148
Stockholders' equity:
  Common stock                                   2,947,439         2,932,377
  Additional paid-in capital                     8,460,484         8,417,686
  Retained earnings                              5,037,402         4,141,802
  Treasury stock, 21,500 shares at cost            (40,145)          (40,145)
    Total stockholders' equity                  16,405,180        15,451,720
                                              $ 25,059,780        18,571,868

*  The condensed consolidated balance sheet is derived from the Companys audited balance sheet as of that date.

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